Exhibit 12

                                   THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

                             SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ---------------------------------------------------------------------


                                                                   Twelve Months Ended
                                     ---------------------------------------------------------------------------------
                                        June 30,                                September 30,
                                     ----------------    -------------------------------------------------------------
(Thousands of Dollars)                    2005                 2004         2003        2002        2001        2000
                                          ----                 ----         ----        ----        ----        ----
Income before interest
 charges and income taxes                    $90,070          $84,196     $80,270     $60,440      $73,742    $64,078
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         2,963            2,333       2,873       2,662          313        310
                                     ----------------    -------------------------------------------------------------
           Total Earnings                    $93,033          $86,529     $83,143     $63,102      $74,055    $64,388
                                     ================    =============================================================


Interest on long-term debt -
  Laclede Gas                                $23,367          $22,010     $20,169     $20,820      $18,372    $15,164
Other interest                                 7,326            6,804       6,802       4,989       10,067      8,844
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         2,963            2,333       2,873       2,662          313        310
                                     ----------------    -------------------------------------------------------------
           Total Fixed Charges               $33,656          $31,147     $29,844     $28,471      $28,752    $24,318
                                     ================    =============================================================


Ratio of Earnings to Fixed
 Charges                                        2.76             2.78        2.79        2.22         2.58       2.65









                                                  LACLEDE GAS COMPANY

                             SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ---------------------------------------------------------------------


                                                                   Twelve Months Ended
                                     ---------------------------------------------------------------------------------
                                        June 30,                                September 30,
                                     ---------------    --------------------------------------------------------------
(Thousands of Dollars)                    2005               2004         2003        2002         2001         2000
                                          ----               ----         ----        ----         ----         ----
Income before interest
 charges and income taxes                   $72,237         $73,956     $76,274      $56,154      $73,742     $64,078
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                          829             538         457          315          313         310
                                     ---------------    --------------------------------------------------------------
           Total Earnings                   $73,066         $74,494     $76,731      $56,469      $74,055     $64,388
                                     ===============    ==============================================================

Interest on long-term debt                  $23,367         $22,010     $20,169      $20,820      $18,372     $15,164
Other interest                                3,696           3,192       3,752        4,285       10,067       8,844
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                          829             538         457          315          313         310
                                     ---------------    --------------------------------------------------------------
           Total Fixed Charges              $27,892         $25,740     $24,378      $25,420      $28,752     $24,318
                                     ===============    ==============================================================


Ratio of Earnings to Fixed
 Charges                                       2.62            2.89        3.15         2.22         2.58        2.65